                  [LETTERHEAD OF REID & PRIEST APPEARS HERE]

                                                                  (212) 603-2000

                                               New York, New York
                                               October 25, 1994

The United Illuminating Company
157 Church Street
New Haven, Connecticut 06506

United Capital Funding Partnership L.P.
157 Church Street
New Haven, Connecticut 06506

          Re:    The United Illuminating Company and
                 United Capital Funding Partnership L.P.
                 Registration Statement on Form S-3 (File No. 33-55461)
                 ------------------------------------------------------

Ladies and Gentlemen:

          We are acting as special tax counsel to The United Illuminating Company, a Connecticut corporation (the "Company"), and United Capital Funding Partnership L.P., a Delaware limited partnership ("United Capital"), in connection with the proposed issuance and sale from time to time of up to a maximum of $100,000,000 aggregate initial offering price of (1) Preferred Capital Securities of United Capital, the proceeds of which, together with the capital contribution of the Company (the general partner of United Capital) will be used to purchase Junior Subordinated Deferrable Interest Debentures of the Company and/or (2) Junior Subordinated Deferrable Interest Debentures. In either case, the securities will be offered and sold pursuant to a prospectus and prospectus supplement relating to such securities (such prospectus and each such prospectus supplement together, in each case, the "Prospectus") that constitute a part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), which was initially filed on September 13, 1994, with the Securities and Exchange Commission (File No. 33-55461)(the "Registration Statement").

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of those agreements, certificates and other statements of corporate officers and other representatives of the Company, in its individual capacity and as the general partner of United Capital, as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based on and subject to the foregoing, we confirm our opinion as set forth under the caption "United States Income Taxation" in each Prospectus.

          We hereby authorize and consent to the filing of this opinion as
Exhibit 8 to the Registration Statement and to the references to our firm under the captions "United States Income Taxation" and "Legal Opinions" in the Registration Statement.


                                       Very truly yours,

                                       REID & PRIEST

                                       /s/ Reid & Priest